BeiGene Announces Global Strategic Oncology Collaboration with Amgen

•	Companies to Collaborate on the Commercialization of XGEVA® (denosumab), KYPROLIS® (carfilzomib), and BLINCYTO® (blinatumomab) in China

•	Companies to Jointly Develop 20 Amgen Oncology Pipeline Assets, with BeiGene Responsible for Development and Commercialization in China as Part of the Global Development Plan

•	Amgen to Purchase Approximately $2.7 Billion of BeiGene Shares

•	BeiGene to Hold Analyst and Investor Call on Thursday October 31 at 8:00 p.m. ET

CAMBRIDGE, Mass. and BEIJING, China, October 31, 2019 (GLOBE NEWSWIRE) -- BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160) and Amgen (NASDAQ: AMGN) today announced a global strategic oncology collaboration for the commercialization and development in China of Amgen’s XGEVA® (denosumab), KYPROLIS® (carfilzomib), and BLINCYTO® (blinatumomab), and the joint global development of 20 oncology assets in Amgen’s pipeline, with BeiGene responsible for development and commercialization in China. In connection with the collaboration, Amgen will purchase a 20.5% stake in BeiGene for approximately $2.7 billion in cash at $174.85 per American Depositary Share (ADS).

“Through this collaboration, Amgen, a true biotech pioneer and leader in our industry, has recognized the transformative potential of BeiGene’s unique clinical development capabilities to accelerate global drug development. We are thrilled to join forces with Amgen to realize the development and commercialization of this broad oncology pipeline with the aim of benefitting patients around the world,” said John V. Oyler, Co-Founder, CEO, and Chairman of BeiGene. “In addition, this alliance expands the portfolio available to our market-leading China commercial team, led by Dr. Xiaobin Wu, with the potential to bring as many as eight internally discovered and in-licensed innovative treatments to cancer patients by the end of 2020.”
“This strategic collaboration with BeiGene will enable Amgen to serve significantly more patients by expanding our reach in the world’s most populous country. We’ve chosen an innovative strategic collaborator that can offer commercial and clinical reach with global quality standards,” said Robert A. Bradway, Amgen’s chairman and chief executive officer. “Cancer is a leading cause of death in China and will only become a more pressing public health issue as the Chinese population ages. We look forward to working with BeiGene to make a meaningful difference in the lives of millions of cancer patients in China and around the world.”

Key elements of the collaboration include:

Commercialization of Approved Products in China:

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Under the agreement, BeiGene will commercialize XGEVA, KYPROLIS and BLINCYTO in China for five or seven years, during which time the parties will equally share profits and losses. Following the commercialization period, BeiGene will have the right to retain one product and will be entitled to receive royalties on sales in China for an additional five years on the products not retained; and

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XGEVA (denosumab) was approved in China in 2019 for patients with giant cell tumor of the bone and is in development for prevention of skeletal-related events in cancer patients with bone metastases. KYPROLIS (carfilzomib) is in late-stage development in China for patients with multiple myeloma, and BLINCYTO (blinatumomab) is in late-stage development in China as a treatment for adult patients with relapsed or refractory acute lymphoblastic leukemia (ALL).

Global Clinical Development:

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BeiGene has agreed to jointly develop 20 Amgen oncology pipeline assets globally, which include targeted small-molecule agents such as AMG 510, a first-in-class investigational KRAS G12C inhibitor, as well as BiTE® (Bispecific T cell Engager) antibodies, for solid and hematologic malignancies;

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Amgen and BeiGene will co-fund global development costs, with BeiGene contributing up to $1.25 billion worth of development services and cash over the term of the collaboration. BeiGene is entitled to receive royalties from global sales of each product outside of China, with the exception of AMG 510;

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For each pipeline asset that is approved in China, BeiGene will receive commercial rights for seven years from approval, during which time the parties will share equally in profits and losses. BeiGene is also entitled to receive royalties from sales in China for five years after the seven-year commercial term; and

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BeiGene will also have the right to retain approximately one of every three approved pipeline assets, up to a total of six, other than AMG 510, for commercialization in China, during which time the parties will share in profits and losses.

Amgen has agreed to purchase approximately $2.7 billion of BeiGene ordinary shares, at a price of $174.85 per ADS, a 36% premium to BeiGene’s 30-day volume-weighted average share price as of October 30, 2019. Amgen will receive one seat on BeiGene’s Board of Directors.

The transactions have been approved by the boards of directors of both companies and are expected to close in the first quarter of 2020, subject to approval by a majority vote of BeiGene’s shareholders pursuant to the listing rules of the Hong Kong Stock Exchange, the expiration or termination of applicable waiting periods under applicable antitrust laws, and satisfaction of other customary closing conditions. BeiGene has already received commitments from shareholders holding approximately 40% of its outstanding shares to vote in favor of the transactions.

Morgan Stanley is acting as financial advisor to BeiGene. Mintz Levin served as legal advisor to BeiGene for the collaboration agreement; Goodwin Procter served as legal advisor to BeiGene for the share purchase agreement; and Skadden served as legal advisor to BeiGene for Hong Kong Stock Exchange listing matters.

BeiGene Conference Call and Webcast Information
Investors and analysts are invited to join the conference call on Thursday, October 31 at 8:00 p.m. ET using the following dial-in information:

U.S. Toll-Free: +1 (844) 461-9930
Hong Kong: +852 5819-4851
China: +86 400-682-8609
Conference ID: 7690259

A live webcast of the conference call can be accessed from the investors section of BeiGene’s website at http://ir.beigene.com/ or http://hkexir.beigene.com. An archived replay will be available two hours after the event for 90 days.

About BeiGene
BeiGene is a global, commercial-stage, research-based biotechnology company focused on molecularly-targeted and immuno-oncology cancer therapeutics. With a team of over 3,000 employees in China, the United States, Australia and Europe, BeiGene is advancing a pipeline consisting of novel oral small molecules and monoclonal antibodies for cancer. BeiGene is also working to create combination solutions aimed to have both a meaningful and lasting impact on cancer patients. BeiGene markets ABRAXANE® (nanoparticle albumin–bound paclitaxel), REVLIMID® (lenalidomide), and VIDAZA® (azacitidine) in China under a license from Celgene Corporation.

BeiGene Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding BeiGene’s plans and expectations for the further development and potential commercialization of XGEVA, KYPROLIS, BLINCYTO and Amgen’s oncology pipeline assets, the timing of approvals of BeiGene’s commercial products in China, the parties’ commitments and the potential benefits of the collaboration, and the conditions to closing and expected timing for the closing of the transactions. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene's ability to achieve commercial success for its marketed products and drug candidates, if approved; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the U.S. Securities and Exchange Commission. All information in this press release is as of the date of this press release, and BeiGene undertakes no duty to update such information unless required by law.

BeiGene Investor Contact
Craig West
+1 857-302-5189
ir@beigene.com
BeiGene Media Contact
Liza Heapes or Vivian Ni
+1 857-302-5663 or +1 857-302-7596
media@beigene.com